UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759

(Address of principal executive offices)

(512) 349-0300

Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Description of Terms of Private Placement

On April 4, 2014, Crossroads Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) for the issuance and sale in a private placement of an additional 100,000 units (“Units”) at a purchase price of $2.2565 per Unit (the “Subsequent Closing”). Through the Subsequent Closing, the Company raised net proceeds of $225,650 before expenses, in addition to the $4.3 million of net proceeds, before expenses, raised from the Company’s sale of Units on March 31, 2014 and reported in the Current Report on Form 8-K filed by the Company on March 31, 2014 (the “March 31, 2014 Form 8-K”).

Each Unit consists of one share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase one-half of a share of Common Stock, at an exercise price of $2.35 per whole share (the “Warrants,” and together with the Units and the Common Stock, the “Securities”), which exercise price is equal to the consolidated closing bid price of the Company’s Common Stock on the Nasdaq Capital Market on April 3, 2014.

The Subsequent Closing is on substantially the same terms as the private placement described in the March 31, 2014 Form 8-K, with the exception of the exercise price of the Warrants, which is set forth above.

In connection with the Subsequent Closing, the Company entered into a Securities Purchase Agreement, with substantially the same terms as the Securities Purchase Agreement reported in the March 31, 2014 Form 8-K, and an Amended and Restated Registration Rights Agreement, which amends and restates the Registration Rights Agreement entered into on March 31, 2014 and reported in the March 31, 2014 Form 8-K to add the Investor as a party thereto, but is otherwise on substantially the same terms as the prior registration rights agreement.

The Company expects to use the net proceeds of the Subsequent Closing for general working capital purposes.

For descriptions of the agreements entered into in connection with the Subsequent Closing, please refer to the March 31, 2014 Form 8-K.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Investor represented to the Company that it was an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and, accordingly, the Company’s issuance of the Securities pursuant to the Purchase Agreement will be made in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D thereunder as a transaction not involving a public offering. No advertising or general solicitation was employed in the Private Placement, and the Securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend will be placed on the Securities issued pursuant to the Securities Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant in favor of the Holder in the April 2014 private placement.

10.1	Securities Purchase Agreement, dated April 4, 2014, by and between Crossroads Systems, Inc. and the Buyer party thereto.

10.2	Form of Amended and Restated Registration Rights Agreement by and between Crossroads Systems, Inc. and the Investor party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: April 7, 2014	By:	/s/ Jennifer Crane
Name: Jennifer Crane Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant in favor of the Holder in the April 2014 private placement.

10.1	Securities Purchase Agreement, dated April 4, 2014, by and between Crossroads Systems, Inc. and the Buyer party thereto.

10.2	Form of Amended and Restated Registration Rights Agreement by and between Crossroads Systems, Inc. and the Investor party thereto.